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Exhibit 23.2

CONSENT OF INDEPENDENCE ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2003 relating to the financial statements of American Residential Investment Trust, Inc., which appears in American Residential Investment Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP
Los Angeles, California
April 7, 2003

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CONSENT OF INDEPENDENCE ACCOUNTANTS